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EXHIBIT 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Harris Ravine, David Kirwan and Mary Beth Wallingford the undersigned's true and lawful attorneys-in-fact and agents, each with full power and substitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign Fischer Imaging Corporation's Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K") and any or all amendments to the Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of April, 2004.

/s/ GAIL S. SCHOETTLER Signature
Gail S. Schoettler Print Name:

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  EXHIBIT 24.2
POWER OF ATTORNEY